WAVE WIRELESS ANNOUNCES ORGANIZATIONAL CHANGES
James Chinnick Appointed President and Acting CEO
Management to Review Business Units

San Jose, CA (August 3, 2006) – Wave Wireless Corporation (OTC Bulletin Board: WVWC), a developer of wireless broadband solutions announced today that Charles W. Brown has submitted his resignation, to pursue other business opportunities, and that James H. Chinnick has been appointed as the Company’s new President and Acting Chief Executive Officer.

Mr. Chinnick has been the Vice President, Product Operations for Wave Wireless since its merger with WaveRider Communications Inc. in March 2006. Prior to the merger, Mr. Chinnick was the Vice President, Engineering for WaveRider Communications Inc. since 1999. In addition to a B.Sc. Engineering (Physics) from Queens University, Mr. Chinnick has a M.Sc. in Electrical Engineering (Communications) from Queens University and a Diploma in Business Administration from the University of Ottawa. He is a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta.

The company is reviewing its product lines, in light of the current softness in telecommunications equipment markets, and disappointing results in its principal business units. The company anticipates reviewing its current staffing levels, and considering the sale of certain product lines and business units, or entering into strategic relationships for individual business units.

“The board of directors has determined that a complete review of our business plan and operations is necessary given that our results have not achieved the level of success previously anticipated”, stated Daniel Rumsey, the company’s chairman of the board. “Together with management, the board intends to evaluate its options and formulate a plan to maximize the value of all our operating units and product lines..”

About Wave Wireless Corporation
Wave Wireless is a leading developer of wireless broadband solutions, offering a comprehensive portfolio of wireless mesh routers, and fixed and mobile NLOS products that can be deployed rapidly and cost-effectively in all types of environments. With more than 250,000 units installed worldwide, Wave Wireless’ carrier-class solutions are used for applications ranging from mission critical public safety communications, video surveillance, municipal networks, and private enterprise networks to last mile broadband access. Backed by market-leading engineering support, Wave Wireless solutions have been deployed by first responders, telecom carriers, municipalities, WISPs, utilities, security companies and the military. For more information, visit www.wavewireless.com.

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to anticipated revenues, expenses, earnings, operating cash flows, the outlook for Wave Wireless’ markets and the demand for their products. Factors that could cause Wave Wireless’ actual results to differ materially from these forward-looking statements include the ability to achieve positive cash flow; their deteriorating cash position and their need to raise additional capital, and whether that capital is available on acceptable terms, if at all; the continued intense competition resulting in lower average selling prices; fluctuations in customer demand; reliance upon subcontractors; the timing of new technology and product introductions; and the risk of early obsolescence; and Wave Wireless’ dependence on the sale of refurbished licensed radio products. Please refer to our reports and filings with the Securities and Exchange Commission, including our reports on Form 10-K, 10-KSB, 10-Q, 10-QSB and 8-K, for a further discussion of these risks and uncertainties. We also caution not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Contact:

Rémi Gaudet
Wave Wireless Corp.
Tel: 416.502.3265
corpcomm@wavewireless.com